EXHIBIT 99.2
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF JDS
The following information was derived from JDS Pharmaceuticals L.L.C.’s (“JDS”) unaudited financial statements for the six months ended June 30, 2007 and 2006 prepared by JDS’s management.
In the opinion of JDS’s management, this unaudited interim period information reflects all adjustments, consisting only of normal and recurring adjustments necessary for a fair presentation of the results of operations for the six months ended June 30, 2007 and 2006, and financial condition as of June 30, 2007. Results for the interim periods should not be considered indicative of results for any other period or for the year. This information is only a summary. The unaudited interim period financial information was not reviewed, by BDO Seidman, LLP or any other auditor. The unaudited interim period financial information should be read along with JDS’s historical audited financial statements and related notes in Exhibit 99.1.

JDS PHARMACEUTICALS, L.L.C.
Condensed Consolidated Balance Sheet
(dollars in thousands)
(unaudited)

June 30,
2007
Assets
Current assets:
Cash and cash equivalents	$2,829
Accounts receivable, net of allowances	2,737
Inventories	1,840
Other current assets	629

8,035

Property and equipment, net	386

Other Assets:
Intangible assets, net of amortization of $9,827	22,681
Other	163

22,844

$31,265

Liabilities and Members’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$14,359
Current portion of long-term obligations	3,021

17,380

Long-term liabilities:
Long-term obligations, less current portion	8,089
Liability for stock-based compensation	279
Accreted unit option value	833
Units subject to mandatory redemption, net of unamortized deferred issuance costs of $80	61,635

88,216

Commitments

Members’ deficit:
Common units, no par value, 79,999,999 units issued and outstanding	75
Accumulated deficit	(57,026)

(56,951)

$31,265

The accompanying notes are an integral part of these statements.

JDS PHARMACEUTICALS, L.L.C.
Condensed Consolidated Statements of Operations
Six Months Ended June 30,
(dollars in thousands)
(unaudited)

	2007	2006
Revenues:
Net revenues	$12,581	$9,468

Expenses:
Cost of products sold	1,505	1,908
Selling, distribution and administrative	12,171	11,345
Research and development	10,024	654
Accretion on unit options	188	145
Depreciation and amortization	2,057	2,027

Total expenses	25,945	16,079

Loss from operations	(13,364)	(6,611)

Accretion on units subject to mandatory redemption	7,099	5,129
Accretion on long-term obligations	390	370
Interest expense, net	90	102

Loss before income taxes	(20,943)	(12,212)

Income tax (benefit) expense	(6)	11

Net loss	$(20,937)	$(12,223)

The accompanying notes are an integral part of these statements.

JDS PHARMACEUTICALS, L.L.C.
Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30,
(dollars in thousands)
(unaudited)

	2007	2006
Cash flows from operating activities:
Net loss	$(20,937)	$(12,223)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Accretion on units subject to mandatory redemption	7,018	5,067
Stock-based compensation	236	93
Accretion on unit options	188	145
Accretion of long-term obligations	390	370
Amortization of intangible assets	1,990	1,993
Amortization of debt issuance cost	81	62
Depreciation and amortization	67	34
Changes in operating assets and liabilities:
Decrease in accounts receivable, net	167	70
Decrease (increase) in inventories	87	(1,327)
Decrease (increase) in other assets	495	(105)
Increase in accounts payable and accrued expenses	6,162	1,036

Cash flows used in operating activities	(4,056)	(4,785)
Cash flows from investing activities:
Purchases of intangible assets	(2,109)	—
Purchase of property and equipment	(14)	(442)

Cash flows used in investing activities	(2,123)	(442)
Cash flows from financing activities:
Issuance of units subject to mandatory redemption	7,000	—
Repayment of long-term obligations	(975)	—

Cash flows provided by financing activities	6,025	—

Net decrease in cash and cash equivalents	(154)	(5,227)
Cash and cash equivalents, beginning of period	2,983	11,849

Cash and cash equivalents, end of period	$2,829	$6,622

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$132	$188
Cash paid during the period for taxes	(6)	11
The accompanying notes are an integral part of these statements.

JDS PHARMACEUTICALS, L.L.C.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1.	Organization and Operations:
     JDS Pharmaceuticals, L.L.C. (“JDS”) is primarily engaged in the development, marketing, sales and distribution of branded pharmaceutical products. All of JDS’s net revenues come from the sales of either Lithobid®, for the treatment of bipolar disorder, which was purchased from Solvay Pharmaceutical, Inc. on August 24, 2004, or Pexeva®, for the treatment of depression which was purchased from Synthon Pharmaceuticals, Inc. on November 1, 2005.
     JDS, a limited liability company, was formed under the laws of the State of Delaware on July 19, 2004.
     The consolidated financial statements include the accounts of JDS Pharmaceuticals, L.L.C. and its wholly-owned subsidiary, JDS Neuro, LLC after elimination of intercompany transactions and balances.
2.	Basis of Presentation:
     In the opinion of JDS’s management, the accompanying unaudited condensed consolidated financial statements of JDS contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly, in all material respects, the consolidated financial position of JDS, the consolidated results of its operations, and its cash flows for the periods presented. JDS’s business is subject to numerous risks and uncertainties. Accordingly, the results of operations and cash flows for the periods presented are not, and should not be construed as, necessarily indicative of the results of operations or cash flows which may be reported for the remainder of 2007 or for the periods thereafter.
     The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for inclusion in an SEC filing by an acquiring public entity. Pursuant to such rules and regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The unaudited condensed financial statements should be read in conjunction with the audited financial statements and the notes to the financial statements included in Exhibit 99.1. The accounting policies followed for interim financial reporting are the same as those disclosed in Summary of Business and Significant Accounting Policies of the notes to the financial statements included in Exhibit 99.1. The unaudited interim period financial information was not reviewed by BDO Seidman, LLP, or any other auditor.
3.	Recent Accounting Pronouncements:
     In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115” (“SFAS 159”). This Statement permits entities to choose to measure many financial instruments and certain other items at fair value and applies to all entities, including not-for-

profit organizations. Most of the provisions of this statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” applies to all entities with available-for-sale and trading securities. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, “Fair Value Measurements.” JDS is currently assessing the impact of adopting SFAS 159 and the impact it may have on JDS’s results of operations and financial condition.
4.	Inventories:
     Inventories consist of the following (amounts in thousands):

June 30, 2007
(unaudited)

Finished goods	$1,343
Raw materials	497

Total	$1,840

5.	Financing:
     On April 16, 2007, JDS received $7 million for the sale of 7,000,000 preferred units on the same approximate terms as its earlier preferred unit sales. The proceeds will be used to finance future operations and acquire intangible assets.
6.	Acquisition of Intangible Assets:
     On April 26, 2007, JDS signed and closed a Development, License and Supply Agreement with Banner Pharmacaps Inc. This agreement licensed a product on file with the Food and Drug Administration (“FDA”) as well as rights to the future development of an additional product in return for a $2 million payment at inception and certain milestones payments upon FDA approval and or achievement of development milestones and royalties on future sales.
     On May 22, 2007, JDS signed an Asset Purchase Agreement with SmithKline Beecham Corporation for the acquisition of a trademark and certain New Drug Application (“NDA”) and Investigational New Drug Application (“IND”). This transaction closed on July 2, 2007 and JDS paid $1 million in cash at closing.
7.	Long Term Obligation:
     On May 4, 2007 JDS entered into an Amended and Restated Promissory Note and Security Agreement with Solvay Pharmaceuticals, Inc (“Amended Note”). The Amended Note provides that effective April 1, 2007, the outstanding balance on the note of $3.2 million was to be repaid in equal monthly principal amounts of $93,000 over a remaining term of 34 months to January 2010. The original interest on the note of 8% remained the same.

8.	Employee Stock Plan:
     Effective January 1, 2006, JDS adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payments”, which requires share-based payment awards exchanged for employee service to be measured at fair value and expensed in the statement of operations over the requisite employee service period (vesting period). Prior to January 1, 2006, JDS accounted for employee related unit compensation under the principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, and its associated interpretations. JDS recognized compensation expense equivalent to the excess of fair value over the exercise price at the date of grant.
     SFAS No. 123(R) requires companies to record compensation expense for stock options measured at fair value, on the date of grant, using an option-pricing model. The fair value of JDS’s stock options is determined using the Black-Scholes valuation model, which is consistent with JDS’s valuation techniques previously utilized under SFAS No. 123.
     JDS adopted the prospective transition method provided for under the SFAS No. 123(R) and, accordingly, did not restate prior period amounts. Under the prospective method, entities continue to account for non-vested awards outstanding at the date of adoption of SFAS 123(R) in the same manner as they had been accounted for prior to adoption for financial statement recognition purposes. All awards granted, modified or settled after the date of adoption will be accounted for using the measurement, recognition and attribution provisions of SFAS No. 123(R). Stock-based compensation expense for all equity awards granted after January 1, 2006 is based on the grant date fair value estimate in accordance with the provisions of SFAS No. 123(R). Stock-based compensation expense includes an estimate for forfeitures and is recognized over the expected term of the award on a straight-line basis upon adoption of SFAS No. 123(R).
     The assumptions used to value the options for the six months ended June 30, 2007 and 2006 were as follows:

	2007	2006

Risk-free interest rate	4.82%	4.82%
Dividend yield	—	—
Expected volatility	55.5%	55.5%
Expected term in years	2 years	2.5 years
Fair value of stock options	$.79	$.13
The risk-free interest rate is based on the U.S. Treasury zero-coupon yield with a maturity that approximates the expected term of the option. There is no expected dividend yield. JDS’s expected volatility is determined annually using a basket of peer company historical volatility rates until such time its stock history is equal to its contractual terms. The expected term is based on management’s expectations.

The stock-based compensation recognized in JDS’s statements of operations for the six months ended June 30, 2007 and 2006 was as follows (in thousands):

	2007	2006

Selling, distribution and administration	$195	$69
Research and development	$22	$14
Cost of products sold	$19	$10

	$236	$93

     Under the unit incentive plan (the “Plan”), employees, directors and persons designated by the Board of Managers may be granted options that allow for the purchase of shares of Common Phantom Units, Restricted Common Units and Preferred Phantom Units (collectively the “Units”).
     The following table summarizes activity under JDS’s plans from January 1, 2007 to June 30, 2007:

	Preferred
	Phantom
	units	Restricted common and Phantom common units
		Units available
		for grants	Outstanding
			Total units
			subject to	Restricted	Phantom
			Outstanding	common	common
	Outstanding	Total	units	units	units

Outstanding at December 31, 2006	750,000	2,380,174	7,493,076	6,468,076	1,025,000
Options granted	—	(292,500)	292,500	0	292,500
Options forfeited	—	96,667	(96,667)	—	(96,667)

Outstanding at June 30, 2007	750,000	2,184,341	7,688,909	6,468,076	1,220,833

     The following table summarizes information about units outstanding at June 30, 2007:

		Units outstanding		Units exercisable
Weighted
			average	Weighted		Weighted
	Range of		remaining	average		average
	Exercise	Number	contractual	exercise	Number	exercise
Type	price	outstanding	life (yrs)	price	exercisable	price

Common	$.0 to .01	7,688,909	7.4	$- to $.01	5,590,866	$- to $.01
Preferred	$1.00	750,000	7.1	$1.00	694,965	$1.00

9.	Subsequent Event — Acquisition by Noven Pharmaceuticals, Inc.:
     On August 14, 2007, in accordance with the terms of the Agreement and Plan of Merger, dated July 9, 2007 (the “Merger Agreement”), among Noven Pharmaceuticals, Inc. (“Noven”), Noven Acquisition, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Noven (“Merger Sub”), JDS, and Satow Associates, LLC, solely in its capacity as representative of the equity holders of JDS (the “Member Representative”), Noven completed its acquisition of JDS pursuant to a merger in which Merger Sub merged with and into JDS (the “Merger”), with JDS continuing as the surviving company and as an indirect wholly-owned subsidiary of Noven following the Merger.
     The purchase price for the acquisition was $125 million cash paid at closing to the holders of the outstanding interests of JDS, subject to certain working capital adjustments (the “Merger Consideration”), plus the assumption of approximately $10 million in net non-contingent liabilities. A portion of the Merger Consideration in an amount equal to $10 million was placed in an escrow account with Wells Fargo Bank, N.A., as an escrow agent, from the effective time of the Merger until December 31, 2008 to satisfy post-closing indemnity claims by Noven in connection with the Merger Agreement as well as certain expenses incurred by the Member Representative. The Merger Consideration, which Noven funded from cash and short-term investments, was paid to the Member Representative for the benefit of holders of outstanding interests in JDS prior to the Merger.